United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                              January 20, 2009
Date of Report (Date of earliest event reported)

   OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

               1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
               New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

     On January 20, 2009, Jonathan P. Whitworth, the Senior Vice President and Head of the U.S. Flag Strategic Business Unit of Overseas Shipholding Group, Inc. (“OSG”), resigned from OSG. Mr. Whitworth was replaced in such position by Captain Robert Johnston, the Senior Vice President and Head of Shipping Operations of OSG. Mr. Whitworth also resigned as President and Chief Executive Officer of OSG America LLC, a Delaware limited liability company and the general partner of OSG America L.P., a Delaware master limited partnership whose common units are publicly traded on the New York Stock Exchange. Mr. Whitworth was replaced in such position by Myles R. Itkin, who previously was Chief Financial Officer of OSG America LLC. OSG has a 77.1% ownership interest in OSG America L.P.

     A copy of the press release OSG issued on January 20, 2009 announcing these changes in officers is attached to this Report as Exhibit 99.1 and is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

99.1	Press Release of OSG dated January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: January 26, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OSG dated January 20, 2009